EXHIBIT 3.1

ASHFORD HOSPITALITY PRIME, INC.

ARTICLES SUPPLEMENTARY
SERIES C PREFERRED STOCK
Ashford Hospitality Prime, Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST:        Under a power contained in Section 2-208 of the Maryland General Corporation Law and Article V of the Corporation’s Articles of Amendment and Restatement (as the same may be amended or supplemented through the date hereof) (the “Charter”), the Board of Directors of the Corporation (the “Board”) classified ten million (10,000,000) authorized but unissued shares of preferred stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”) as Series C Preferred Stock, with the following preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article V of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Charter.
(1)    Designation and Number. A series of Preferred Stock, designated the “Series C Preferred Stock” (the “Series C Preferred Stock”), is hereby established. The par value of the Series C Preferred Stock is $0.01 per share, and the liquidation preference is $0.01 per share. The number of authorized shares of Series C Preferred Stock is ten million (10,000,000) shares. Such number of shares may be increased or decreased by resolution of the Board and by the filing of Articles Supplementary in accordance with the Maryland General Corporation Law and the acceptance for record thereof by the State Department of Assessments and Taxation of Maryland; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding.
(2)    Rank. The Series C Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, ranks: (i) senior to the common stock, par value $0.01 per share (the “Common Stock”), of the Corporation; (ii) junior to the 5.50% Series B Cumulative Convertible Preferred Stock of the Corporation, par value $0.01 per share and all other equity securities issued by the Corporation other than equity securities referred to in clause (iii); and (iii) on parity with all other equity securities issued by the Corporation whose terms provide that those equity securities rank on parity with the Series C Preferred Stock with respect to rights to the payment of dividends or the distribution of the assets of the Corporation upon liquidation, dissolution or winding up. The term “equity securities” does not include convertible debt securities, which will rank senior to the Series C Preferred Stock.

(3)    Dividends.
(A)    The holders of outstanding shares of Series C Preferred Stock shall not be entitled to any regular or special dividends or other distributions from the Corporation.
(B)    The holders of outstanding shares of Series C Preferred Stock shall not be entitled to participate in the earnings or assets of the Corporation.
(4)    Liquidation Rights. Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of shares of the Series C Preferred Stock then outstanding shall be entitled to receive, or to be paid out of, the assets of the Corporation legally available for distribution to its stockholders $0.01 per share of Series C Preferred Stock. If, upon any such voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the available assets of the Corporation are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock and the corresponding amounts payable on all outstanding shares of other classes or series of equity securities of the Corporation ranking, as to liquidation rights, on a parity with the Series C Preferred Stock in the distribution of assets, the holders of the Series C Preferred Stock and each such other class or series of equity securities ranking, as to liquidation rights, on a parity with the Series C Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.  The consolidation, conversion or merger of the Corporation with or into any other person, corporation, trust or entity, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a dissolution, liquidation or winding up of the affairs of the Corporation.
In determining whether any distribution (other than upon voluntary or involuntary dissolution) by dividend, redemption or other acquisition of shares of stock or otherwise is permitted under the Maryland General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of the Series C Preferred Stock will not be added to the Corporation’s total liabilities.
(5)    Voting Rights.
(A)    Except as otherwise required by applicable law or the Charter and subject to the express terms of any other class or series of Preferred Stock, each share of Series C Preferred Stock shall entitle the holder thereof to one (1) vote for each share of Series C Preferred Stock held by such holder on each matter submitted to a vote of the stockholders of the Corporation, whether at a meeting of stockholders or by written consent, upon which holders of the Common Stock are entitled to vote, and the holders of Series C Preferred Stock and the holders of Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders of the Corporation upon which holders of Common Stock are entitled to vote, whether at a meeting of stockholders or by written consent.
(B)    The holders of Series C Preferred Stock shall be entitled to receive notice of all annual or special meetings of the stockholders of the Corporation in the same manner in which the holders of Common Stock are entitled to such notice.
(C)    Except as set forth herein, or as otherwise required by applicable law, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
(6)    Conversion. The Series C Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation.
(7)    Maturity and Redemption. The Series C Preferred Stock has no stated maturity. Shares of the Series C Preferred Stock shall remain outstanding indefinitely; provided, however, that, notwithstanding the foregoing, in the event that (i) a holder of a Partnership Unit (as defined in that certain Second Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership, dated as of February 1, 2016 (as amended, the “Partnership Agreement”)) shall exercise its Redemption Right (as defined in the Partnership Agreement) with respect to any Partnership Units, (ii) the Partnership shall exercise its rights to repurchase or forfeiture with respect to any LTIP Units (as defined in the Partnership Agreement) or (iii) a holder of a Partnership Unit shall otherwise dispose of or cease to hold a Partnership Unit (other than pursuant to a Transfer (as defined in the Partnership Agreement) approved by the General Partner (as defined in the Partnership Agreement) in accordance with Article IX of the Partnership Agreement), then the shares of Series C Preferred Stock held by such holder shall in each case be automatically redeemed by the Corporation for no consideration without notice to such holder and without further action by the Corporation, but only if and to the extent that, after giving effect to any of (i), (ii) or (iii) above, the aggregate number of outstanding shares of Series C Preferred Stock held by such holder would exceed the product of (x) the aggregate number of Partnership Units then held by such holder multiplied by (y) the Conversion Factor (as defined in the Partnership Agreement) in effect on the date thereof.
(8)    Certain Adjustments. In the event the Corporation shall at any time (i) declare or pay a dividend on its outstanding Common Stock in shares of Common Stock or make a distribution to all holders of its outstanding Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock such that the Conversion Factor (as defined in the Partnership Agreement) shall be adjusted, then in each such case each share of Series C Preferred Stock outstanding immediately prior to such event shall be automatically and proportionally adjusted to equal the number of shares of Series C Preferred Stock equal to the product of one multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment pursuant to this Section 8 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
(9)    Reacquired Shares. All shares of Series C Preferred Stock purchased, redeemed or otherwise acquired by the Corporation in any manner whatsoever shall constitute authorized but unissued shares of Preferred Stock, without designation as to class or series.
(10)    Amendment. At any time that any shares of Series C Preferred Stock are outstanding, the Charter shall not be amended in any manner, including in a merger, conversion, consolidation or otherwise, which would adversely alter, change or repeal the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms and conditions of redemption of the Series C Preferred Stock without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series C Preferred Stock, voting separately as a single class.
(11)    Ownership and Transfer Limitations; Legends.
(A)    The ownership and transfer limitations set forth in Article VI of the Charter shall fully apply to the Series C Preferred Stock.
(B)    The Series C Preferred Stock shall be subject to the restrictions on transfer set forth in Article IX of the Partnership Agreement.
(C)    Each stock certificate representing Series C Preferred Stock shall bear substantially the following legends (and a comparable notation or other arrangement will be made with respect to any uncertificated shares of Series C Preferred Stock):
THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (I) THE DIFFERENCES IN THE RELATIVE RIGHTS AND

PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (II) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.
THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP, CONSTRUCTIVE OWNERSHIP AND TRANSFER PRIMARILY FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (A “REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (I) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK OF THE CORPORATION IN EXCESS OF 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) WITH RESPECT TO ANY CLASS OR SERIES OF SHARES OF CAPITAL STOCK OTHER THAN COMMON STOCK, NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN MORE THAN 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SHARES OF SUCH CLASS OR SERIES OF SUCH STOCK OF THE CORPORATION (COLLECTIVELY, (I) AND (II) ARE REFERRED TO HEREIN AS THE “OWNERSHIP LIMIT”), UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE, WOULD CAUSE EITHER THE CORPORATION TO BE CONSIDERED TO CONSTRUCTIVELY OWN AFTER APPLICATION OF THE CONSTRUCTIVE OWNERSHIP RULES OF SECTION 856(d)(5) OF THE CODE AN INTEREST IN A TENANT THAT IS DESCRIBED IN SECTION 856(d)(2)(B) OF THE CODE FOR PURPOSES OF APPLYING SECTION 856(c) OF THE CODE OR ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP (OR ANY SUCCESSOR THERETO) TO BE CONSIDERED TO CONSTRUCTIVELY OWN AFTER APPLICATION OF THE CONSTRUCTIVE OWNERSHIP RULES OF SECTION 856(d)(5) OF THE CODE, AS MODIFIED BY THE RULES OF SECTION 7704(d) OF THE CODE, AN INTEREST IN A TENANT THAT IS DESCRIBED IN SECTION 856(d)(2)

(B) OF THE CODE FOR PURPOSES OF APPLYING SECTION 7704(d) OF THE CODE, OR OTHERWISE WOULD CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT UNDER THE CODE; AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN SHARES OF CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OWNS OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSE OR WILL CAUSE A PERSON TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A CHARITABLE TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT (EXCEPT AS OTHERWISE PROVIDED IN THE CORPORATION’S CHARTER) OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. A PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN VIOLATION OF THE TRANSFER RESTRICTIONS DESCRIBED ABOVE SHALL HAVE NO CLAIM, CAUSE OF ACTION OR ANY RECOURSE WHATSOEVER AGAINST A TRANSFEROR OF SUCH SHARES OF CAPITAL STOCK. ALL TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CORPORATION’S CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE.
THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION, AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, HYPOTHECATED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT DECLARED OR ORDERED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, OR (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT, AND IN THE CASE OF ANY SALE, OFFER FOR SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE OR

OTHER TRANSFER OR DISPOSITION EFFECTED PURSUANT TO CLAUSE (II) ABOVE, PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ASHFORD HOSPITALITY PRIME, INC. THAT SUCH SALE, OFFER FOR SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE OR OTHER TRANSFER OR DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.
THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, DATED AS OF FEBRUARY 1, 2016 (AS AMENDED FROM TIME TO TIME, THE “PARTNERSHIP AGREEMENT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, HYPOTHECATED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE GENERAL PARTNER (AS DEFINED IN THE PARTNERSHIP AGREEMENT) OF ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP AND ASHFORD HOSPITALITY PRIME, INC.
SECOND:    The shares of Series C Preferred Stock have been classified and designated by the Board under the authority contained in the Charter.
THIRD:    These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.
FOURTH:    These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts them for record.
FIFTH:    The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested to by its Secretary of this 1st day of February, 2016.

ASHFORD HOSPITALITY PRIME, INC.
By:  /s/ Douglas A. Kessler
Name: Douglas A. Kessler
Title: President

ATTEST:
/s/ David A. Brooks
Name: David A. Brooks
Title: Secretary